Exhibit 4.2


Consent of Independent Auditors
We consent to the use of our report dated December 17, 1996, accompanying the financial statements of the Fidelity Defined Trusts Series 3 (Laddered Government Series 3, Short Treasury Portfolio, Laddered Government Series 4, Short/Intermediate Treasury Portfolio and Rolling Government Series 3, Short Treasury Portfolio) included herein and to the reference to our Firm as experts under the heading "Independent Certified Public Accountants" in the prospectus which is a part of this registration statement.
Deloitte & Touche LLP
December 17, 1996
New York, New York